Exhibit 99.7

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his or her name as a Director Nominee in the registration statement on Form S-4, and any amendments thereto, to be filed by Tempus Applied Solutions Holdings, Inc.

By:	/s/ Niall Olver
Name: Niall Olver

Dated: January 5, 2015